UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005 (July 6, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005 and July 7, 2005, James Rose, the Chief Technology Officer of i2 Telecom International, Inc., a Washington corporation (the “Company”), entered into agreements with the Company pursuant to which Mr. Rose agreed to accept: (i) a three-year option to purchase 85,714 shares of the Company’s common stock (the “Common Stock”), exercisable in its entirety on the date of grant at an exercise price of $0.01 per share, subject to adjustment (the “Rose Warrant A”), and (ii) a three-year option to purchase 168,000 shares of Common Stock, exercisable in its entirety on the date of grant at an exercise price of $0.50 per share, subject to adjustment (the “Rose Warrant B” and, together with the Rose Warrant A, the “Rose Warrants”), in lieu of $114,000 in compensation otherwise payable by the Company to Mr. Rose for consulting services rendered by Mr. Rose to the Company prior to his appointment as an executive officer of the Company.

On July 7, 2005, Paul R. Arena, Chairman of the Board and Chief Executive Officer of the Company, loaned the Company $75,000 (the “Loan”), and the Company issued to Mr. Arena: (i) a promissory note in principal amount of $75,000 (the “Note”); and (ii) a three-year warrant to purchase 39,062 shares of Common Stock, exercisable in its entirety on the date of grant at an exercise price of $0.96 per share, subject to adjustment (the “Arena Warrant”). The Note accrues interest at a rate of 12% per annum, and all principal thereunder and accrued interest thereon is payable no later than October 7, 2005. In connection with the issuance of the Arena Warrant, the Company entered into a Registration Rights Agreement with Mr. Arena pursuant to which the Company granted to Mr. Arena certain “piggy-back” registration rights with respect to the shares of the Company’s common stock underlying the Arena Warrant.

Item 3.02 Unregistered Sale of Equity Securities.

The Company issued the Rose Warrant A and Rose Warrant B to Mr. Rose in lieu of compensation on July 6, 2005 and July 7, 2005, respectively. The Company issued the Arena Warrant to Mr. Arena in connection with the Loan on July 7, 2005.

The Rose Warrants and the Arena Warrant were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Rose and Mr. Arena made to the Company regarding their investment intent and sophistication, among other things.

On July 7, 2005, the Company issued to Mr. Arena 110,730 shares of Common Stock upon partial exercise of an option held by Mr. Arena for exercise proceeds of $0.4515 per share. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Arena made to the Company regarding his investment intent and sophistication, among other things.

Item 9.01 Financial Statements and Exhibits.

(a)– (b) Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

4.1	Warrant dated July 7, 2005 to purchase 39,062 shares of the Company’s common stock granted to Paul R. Arena.

4.2	Registration Rights Agreement dated as of July 7, 2005 between the Company and Paul R. Arena.

4.3	Stock Option Agreement dated July 6, 2005 to purchase 85,714 shares of the Company’s common stock granted to James Rose.

4.4	Stock Option Agreement dated July 7, 2005 to purchase 168,000 shares of the Company’s common stock granted to James Rose.

99.1	Promissory Note dated July 7, 2005 issued by the Company in favor of Paul R. Arena in principal amount of $75,000.

99.2	Letter Agreement dated July 6, 2005 between the Company and James Rose.

99.3	Letter Agreement dated July 7, 2005 between the Company and James Rose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ David C. Burns
David C. Burns
Chief Financial Officer

Dated: July 12, 2005

EXHIBIT INDEX

4.1	Warrant dated July 7, 2005 to purchase 39,062 shares of the Company’s common stock granted to Paul R. Arena.

4.2	Registration Rights Agreement dated as of July 7, 2005 between the Company and Paul R. Arena.

4.3	Stock Option Agreement dated July 6, 2005 to purchase 85,714 shares of the Company’s common stock granted to James Rose.

4.4	Stock Option Agreement dated July 7, 2005 to purchase 168,000 shares of the Company’s common stock granted to James Rose.

99.1	Promissory Note dated July 7, 2005 issued by the Company in favor of Paul R. Arena in principal amount of $75,000.

99.2	Letter Agreement dated July 6, 2005 between the Company and James Rose.

99.3	Letter Agreement dated July 7, 2005 between the Company and James Rose.